UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2020

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

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Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2020, Simulations Plus, Inc., a California corporation (the “Company”) entered into a Share Purchase and Contribution Agreement (the “Purchase Agreement”) with the owners of Lixoft, a French société par actions simplifiée (the “Transferors”) whereby the Company shall acquire 100% of the equity interests of Lixoft from the Transferors on a debt-free basis which shall result in Lixoft becoming a wholly-owned subsidiary of the Company (the “Transaction”).

As consideration for the Transaction, the Company shall provide up to US$16,500,000 in aggregate consideration to the Transferors consisting of two-thirds (2/3) cash and one-third (1/3) in newly issued shares of restricted common stock of the Company (the “Shares”), as follows:

•	US$11,000,000 shall be issued at closing (the “Closing Consideratoin”) consisting of:
o	US$7,333,333 in cash; plus
o	US$3,666,667 in Shares
•	Up to US$5,500,000 issuable in connection with future earnout payments (2/3 cash and 1/3 Shares) (the “Earnout Consideration”):
o	Number of Shares to be determined by the volume-weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding each earnout reference date;
o	Subject to customary exchange rate provisions defining an acceptable range of USD/EUR exchange rate fluctuation;
o	Payable in two installments: 12 months and 24 months after closing if and to the extent certain year-over-year performance thresholds are met

A portion of the Closing Consideration, totaling US$2,000,000 (2/3 in cash and 1/3 in Shares), shall be held back (with the Shares being held in an escrow account) against any indemnification claims by the Company for a period of 24 months after the closing of the Transaction.

In addition, at closing, the cash consideration at closing payable to Transferors will be increased by the amount by which Lixoft’s cash on hand exceeds US$150,000, which amount the Company estimates to be approximately US$3,600,000 (“Excess Cash”), and reduced by the amount of Lixoft’s indebtedness and transaction expenses at closing. The aforementioned consideration is subject to adjustment in the event certain working capital targets differ from working capital at closing.

The Shares issued in the Transaction shall not have registration rights and may not be sold for a period of two years after closing of the Transaction.

Lixoft shall be responsible for all taxes relating to all periods prior to and up to the closing of the Transaction. Certain members of senior management of Lixoft have agreed to remain employed and/or consulting with the Company for a period of three years after the closing of the Transaction and shall enter into customary employment/consulting arrangements, including non-competition and non-solicitation provisions for such period.

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The Purchase Agreement includes customary representations, warranties and covenants by the parties. Each party has agreed, among other things, (i) to generally conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Purchase Agreement and the closing (other than agreed actions to be taken in anticipation of the closing); (ii) not to engage in certain types of transactions during this period; and (iii) to secure all necessary approvals to ratify the Purchase Agreement and the Transaction.

The consummation of the Transaction is subject to various closing conditions, including, among other things, (i) the representations and warranties of the Transferors set forth in the Purchase Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Transferors set forth in the Purchase Agreement that are not so qualified are true and correct in all material respects; (ii) Lixoft and Transferors shall have performed or complied in all material respects with all obligations, covenants and agreements required to be performed by it or them under the Purchase Agreement at or prior to the closing date; (iii) the absence of any material adverse change between the date of the Purchase Agreement and the closing dates (in favor of the Company and the Transferors); (iv) delivery by Lixoft of FY2019 financial statements in accordance with US and French GAAP, (v) absence of indebtedness on said financial statements at closing, (vi) final approval of the Transaction, the Purchase Agreement and the closing by the Company’s Board of Directors, and more generally receipt of all consents and approvals necessary to consummate the Transaction; and (vii) performance by the Lixoft and the Transferors of all of their obligations under the Purchase Agreement.

The Purchase Agreement contains customary termination rights for the Parties, including: (i) by mutual consent of the Company and Jérôme Kalifa as representative of the Transferors (the “Transferors’ Representative”); (ii) if a court of competent jurisdiction or governmental authority shall have issued a no appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction; or (iii) by the Company or the Transferors’ Representative, upon a material adverse change, as set forth in the Purchase Agreement.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2020, the Company consummated the acquisition of 100% of the equity interests of Lixoft pursuant to the terms of the Purchase Agreement, with Lixoft becoming a wholly-owned subsidiary of the Company.

Under the terms of the Purchase Agreement, on April 1, 2020 the Company paid the Transferors cash in the amount of US$9,460,000, consisting of the cash Closing Consideration, plus Excess Cash, less the cash portion of the holdback consideration (described below) and the issuance of $3,666,667 worth shares of the Company’s common stock (111,682 shares of the Company’s common stock valued at approximately US$32.79 per share based upon the volume-weighted average price (the “Average Price”) of the Company’s shares of common stock for the thirty (30)-consecutive-trading-day period ending two trading days prior to April 1, 2020), of which 20,326 shares of the Company’s common stock were issued to an escrow account as holdback consideration (as described below). The Purchase Agreement provides for a two-year market stand-off period in which the newly-issued shares may not be sold by the recipients thereof.

As described above, a portion of the consideration paid at closing to the Transferors, totaling US$2,000,000, shall be held back against any indemnification claims by the Company for a period of 24 months after the closing of the Transaction. At the release date, subject to any offsets, the $2,000,000 in holdback consideration will be released, comprised of cash in the amount of US$1,333,333.33 and the release of US$666,666.67 worth of shares of the Company’s common stock from escrow (20,326 shares based on the original Average Price of approximately US$32.79).

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Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” is incorporated by reference into this Item 3.02.

The Shares issued in the Transaction were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On April 2, 2020, the Company issued a press release announcing that it consummated the Transaction with Lixoft. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K (the “Current Report”), including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

This Current Report, including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms "anticipates," "expects," "estimates," "believes" and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the stockholders of Simulations Plus, Inc., a California corporation (the "Company" or "us," "our" or "we") and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

a)           Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

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(b)           Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d)           Exhibits

Exhibit No.	Description
2.1	Share Purchase and Contribution Agreement, dated March 31, 2020*
99.1	Press release issued on April 2, 2020

 * Schedules and exhibits omitted pursuant to Item 601(a)(5) of Registration S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: April 2, 2020	By: /s/ John R. Kneisel
John R. Kneisel
Chief Financial Officer

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